Exhibit 23

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-47551, Form S-8 No. 33-88108, Form S-8 No. 333-40219, Form S-8 No. 33-62231, Form S-8 No. 333-81669, Form S-8 No. 333-81969 and Form S-8 No. 333-85882) of UnumProvident Corporation (formerly Provident Companies, Inc.) pertaining to the Provident Life and Accident Insurance Company MoneyMaker, A Long-Term 401(k) Retirement Savings Plan, the Provident Life and Accident Insurance Company Stock Plan of 1994, the Provident Life and Accident Insurance Company Employee Stock Purchase Plan of 1995, the Provident Life and Accident Insurance Company Management Incentive Compensation Plan of 1994, The Paul Revere Savings Plan, Provident Companies, Inc. Stock Plan of 1999, Provident Companies, Inc., Non-Employee Director Compensation Plan of 1998, Employee Stock Option Plan of 1998, and Amended and Restated Annual Management Incentive Compensation Plan of 1994, UNUM Corporation 1990 Long-Term Stock Incentive Plan, UNUM Corporation Plan 1996 Long-Term Stock Incentive Plan, UNUM Corporation 1998 Goals Stock Option Plan, UnumProvident Corporation Stock Plan of 1999, UnumProvident Corporation 401(k) Retirement Plan (As amended on February 15, 2002), UnumProvident Corporation Broad-Based Stock Plan of 2001 (As amended on February 8, 2001), UnumProvident Corporation Broad-Based Stock Plan of 2002 and UnumProvident Corporation Employee Stock Option Plan, in the Registration Statement (Form S-3 No. 333-17849) of Provident Companies, Inc. for the registration of 9,523,810 shares of its common stock, in the Registration Statement (Form S-3 No. 333-43808), in the Registration Statement (Form S-3 No. 333-100953), and the related Registration Statement filed under Rule 462(b)(No. 333-104926), in the Registration Statement (Form S-3 No. 333-115485), and in the Registration Statement (Form S-3 No. 333-121758) of UnumProvident Corporation of our reports dated March 7, 2005, with respect to the consolidated financial statements and schedules of UnumProvident Corporation and subsidiaries, UnumProvident Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of UnumProvident Corporation, included in its Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Chattanooga, Tennessee

March 10, 2005